Exhibit (n).1.i

VIRTUS MUTUAL FUNDS

NINTH AMENDMENT

to

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 18th day of December, 2013, amends that certain amended and restated plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, duly adopted by the Board of Trustees on August 19, 2009 (the “Rule 18f-3 Plan”) and amended from time to time, as herein below provided:

W I T N E S S E T H:

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Rule 18f-3 Plan to reflect the addition of the Virtus Emerging Markets Small-Cap Fund and to otherwise update the Schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Trusts and the Funds hereby agree that the Rule 18f-3 Plan is amended as follows:

1.	Schedule A to the Rule 18f-3 Plan is hereby replaced with Schedule A attached hereto and made a part of the Rule 18f-3 Plan.

2.	Except as herein provided, the Rule 18f-3 Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Rule 18f-3 Plan.

SCHEDULE A

(as of December 18, 2013)

	A Shares	B Shares	C Shares	I Shares	T Shares

Virtus Equity Trust
Virtus Balanced Fund	X	X	X
Virtus Growth & Income Fund	X		X	X
Virtus Mid-Cap Core Fund	X		X	X
Virtus Mid-Cap Growth Fund	X	X	X	X
Virtus Mid-Cap Value Fund	X		X	X
Virtus Quality Large-Cap Value Fund	X		X	X
Virtus Quality Small-Cap Fund	X		X	X
Virtus Small-Cap Core Fund	X	X	X	X
Virtus Small-Cap Sustainable Growth Fund	X		X	X
Virtus Strategic Growth Fund	X	X	X	X
Virtus Tactical Allocation Fund	X	X	X

Virtus Insight Trust
Virtus Emerging Markets Opportunities Fund	X		X	X
Virtus Insight Government Money Market Fund	X			X
Virtus Insight Money Market Fund	X			X
Virtus Insight Tax-Exempt Money Market Fund	X			X
Virtus Low Duration Income Fund	X		X	X
Virtus Tax-Exempt Bond Fund	X		X	X

Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund	X		X	X
Virtus AlphaSector Rotation Fund	X		X	X
Virtus Alternatives Diversifier Fund	X		X	X
Virtus Bond Fund	X	X	X	X
Virtus CA Tax-Exempt Bond Fund	X			X
Virtus Disciplined Equity Style Fund	X		X	X
Virtus Disciplined Select Bond Fund	X		X	X
Virtus Disciplined Select Country Fund	X		X	X
Virtus Dynamic AlphaSector Fund	X	X	X
Virtus Emerging Markets Debt Fund	X		X	X
Virtus Emerging Markets Equity Income Fund	X		X	X
Virtus Emerging Markets Small-Cap Fund	X		X	X
Virtus Foreign Opportunities Fund	X		X	X
Virtus Global Commodities Stock Fund	X		X	X
Virtus Global Dividend Fund	X		X	X
Virtus Global Opportunities Fund	X	X	X	X
Virtus Global Premium AlphaSector Fund	X		X	X
Virtus Global Real Estate Securities Fund	X		X	X
Virtus Greater Asia ex Japan Opportunities Fund	X		X	X
Virtus Greater European Opportunities Fund	X		X	X
Virtus Herzfeld Fund	X		X	X
Virtus High Yield Fund	X	X	X	X

	A Shares	B Shares	C Shares	I Shares	T Shares
Virtus International Equity Fund	X		X	X
Virtus International Real Estate Securities Fund	X		X	X
Virtus International Small-Cap Fund	X		X	X
Virtus Low Volatility Equity Fund	X		X	X
Virtus Multi-Sector Intermediate Bond Fund	X	X	X
Virtus Multi-Sector Short Term Bond Fund	X	X	X	X	X
Virtus Premium AlphaSector Fund	X		X	X
Virtus Real Estate Securities Fund	X	X	X	X
Virtus Senior Floating Rate Fund	X		X	X
Virtus Wealth Masters Fund	X		X	X